AMENDMENT NO. 2
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated November 20, 1997, by and among AIM Variable Insurance Funds, a Delaware trust, AIG Life Insurance Company, a Delaware life insurance company and AIG Equity Sales Corp., is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     WHEREAS, effective December 8, 2009, AIG Life Insurance Company was renamed American General Life Insurance Company of Delaware.
     The Parties hereby agree to amend the agreement as follows:
     1. All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     2. All references to AIG Life Insurance Company will hereby be deleted and replaced with American General Life Insurance Company of Delaware.
     3. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr
Name:	Peter Davidson	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

AMERICAN GENERAL LIFE INSURANCE
COMPANY OF DELAWARE

Attest:	/s/ Lauren W. Jones	By:	/s/ Rodney E. Rishel

Name:	Lauren W. Jones	Name:	Rodney E. Rishel

Title:	Assistant Secretary	Title:	Senior Vice President

AMERICAN GENERAL EQUITY SERVICES
CORPORATION

Attest:	/s/ Lauren W. Jones	By:	/s/ John Gatesman

Name:	Lauren W. Jones	Name:	John Gatesman

Title:	Assistant Secretary	Title:	President

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